                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of earliest event reported: August 23, 2000
                                  ------------

          STONEPATH GROUP, INC. (formerly known as NET VALUE HOLDINGS)

                            ------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                          0-26929                 65-0867684
       --------                          -------                 ----------
State of Incorporation          (Commission File Number)       (IRS Employer
                                                             Identification No.)

                  1085 Mission Street, San Francisco, CA 94103
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (415) 335-4700
                                 --------------
                         (Registrant's telephone number)

GENERAL EXPLANATION

         The purpose of this Report is to amend the registrant's Current Report on Form 8-K dated August 31, 2000 and filed September 1, 2000, relative to the acquisition of an interest in the Series B and Series C Convertible Preferred Stock of SwapIt.com, Inc. This Report amends the information provided under Items 7(a) and 7(b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements of Acquired Business

               SWAPIT.COM, INC.

               Independent Auditors' Report

               Balance Sheets as of December 31, 1999 and June 30, 2000 (unaudited)

               Statements of Operations for the period from October 28, 1999 (date of inception) through December 31, 1999, the six months ended June 30, 2000 (unaudited) and the period from October 28, 1999 (inception) through June 30, 2000 (unaudited)

               Statements of Stockholders' Equity for the period from October 28, 1999 (date of inception) through December 31, 1999 and the six months ended June 30, 2000 (unaudited)

               Statements of Cash Flows for the period from October 28, 1999 (date of inception) through December 31, 1999, the six months ended June 30, 2000 (unaudited) and the period from October 28, 1999 (inception) through June 30, 2000 (unaudited)

               Notes to Financial Statements

         (b)   Pro Forma Condensed Consolidated Financial Statements (Unaudited)

               Basis of Presentation

               Pro Forma Condensed Consolidated Balance Sheet as of June 30,
               2000

               Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2000

               Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999

         (c)   Exhibits (referenced to Item 601 of Regulation S-K)

               10.53 Preferred Stock Purchase Agreement by and among Net Value Holdings, Inc. and SwapIt.com, Inc., as of August 18, 2000.*

               10.54 Investor Rights Agreement as of August 22, 2000 by and between SwapIt.com, Inc. and Net Value Holdings, Inc.*

               10.55 Stockholders' Agreement as of August 18, 2000 by and among SwapIt.com, Inc., Net Value Holdings, Inc., Howard Schneider and Winston Kevin Wells.*

               10.56 Certificate of Amendment of Restated Certificate of Incorporation of SwapIt.com, Inc.*

               10.57 Settlement Agreement as of August 17, 2000 by and between Net Value Holdings, Inc. and Strategicus Partners, Inc., Douglas Spink, Merus Partners and Ater Wynne, LLP (as Escrow Agent).*

               * Filed as part of the Registrant's Current Report on Form 8-K dated August 31, 2000, filed September 1, 2000, and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          STONEPATH GROUP, INC.


Dated:  October 12, 2000                  By: /s/ Andrew P. Panzo
                                              -------------------
                                                  Andrew P. Panzo
                                                  Chief Executive Officer

                 FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(A)


                          INDEPENDENT AUDITORS' REPORT


To the Directors and Stockholders of
SWAPIT.COM, INC.


We have audited the accompanying balance sheet of SwapIt.com, Inc. (A Development Stage Company) as of December 31, 1999 and the related statement of operations, stockholders' equity and cash flows for the period October 28, 1999 (Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of SwapIt.com, Inc. (A Development Stage Company) as of December 31, 1999, and the results of their operations and their cash flows for the period October 28, 1999 (Inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ MORGENSTERN & ASSOCIATES

Voorhees, NJ
February 10, 2000

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                       December 31, 1999 and June 30, 2000


                                     ASSETS

                                                                                                    (Unaudited)
                                                                                 December 31,         June 30,
                                                                                     1999               2000
                                                                                 -----------        -----------
CURRENT ASSETS
     Cash and cash equivalents                                                   $ 1,212,381        $    45,692
     Inventory                                                                            --            431,307
     Prepaid expenses                                                                 56,106             29,950
                                                                                 -----------        -----------
        Total current assets                                                       1,268,487            506,949

PROPERTY AND EQUIPMENT, NET                                                           75,866            564,533
INTANGIBLE ASSET, NET OF AMORTIZATION                                                  9,762              9,048
DEPOSITS                                                                              37,943             37,943
                                                                                 -----------        -----------


TOTAL ASSETS                                                                     $ 1,392,058        $ 1,118,473
                                                                                 ===========        ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Accounts payable                                                            $    69,378        $   740,268
     Notes payable - related party                                                        --          2,725,000
     Customer deposits                                                                    --            315,072
     Accrued expenses                                                                 19,295            100,516
     Accrued payroll tax liabilities                                                  24,317                 --
                                                                                 -----------        -----------
        Total current liabilities                                                    112,990          3,880,856
                                                                                 -----------        -----------


COMMITMENTS AND CONTINGENCIES (NOTE E)

STOCKHOLDERS' EQUITY (DEFICIT):
     Series A convertible preferred stock, $0.001 par value; 495,899 shares
        authorized, 495,899 shares issued and outstanding                                 50                 50
     Common stock, $0.00025 par value; 6,504,101 shares authorized,
        3,900,000 and 4,022,000 shares issued and outstanding                            975              1,006
     Additional paid-in capital                                                    1,502,325          1,502,828
     Deferred compensation                                                            (1,947)            (2,218)
     Deficit accumulated during the development stage                               (222,336)        (4,264,049)
                                                                                 -----------        -----------
        Total stockholders' equity (deficit)                                       1,279,067         (2,762,383)
                                                                                 -----------        -----------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                               $ 1,392,058        $ 1,118,473
                                                                                 ===========        ===========


    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
            From October 28, 1999 (Inception) to December 31, 1999,
                         Six months ended June 30, 2000,
       and Period from October 28, 1999 (Inception) through June 30, 2000

                                                                                                          (Unaudited)
                                                               Period from                                Period from
                                                             October 28, 1999         (Unaudited)       October 28, 1999
                                                               (Inception)             Six months         (Inception)
                                                                 through                 ended              through
                                                             December 31, 1999       June 30, 2000        June 30, 2000
                                                             -----------------       --------------      ---------------
REVENUES                                                       $         --           $    227,070         $    227,070
COST OF GOODS SOLD                                                       --                706,508              706,508
                                                               ------------           ------------         ------------
GROSS PROFIT                                                             --               (479,438)            (479,438)

OPERATING EXPENSES
     Amortization                                                       238                    714                  952
     Bank charges                                                       152                  3,624                3,776
     Compensation and related expenses                               89,431                999,364            1,088,795
     Consulting                                                          --                212,582              212,582
     Depreciation                                                     1,385                 56,000               57,385
     Dues and subscriptions                                           1,074                101,293              102,367
     Employee benefits                                                2,700                 49,569               52,269
     Equipment rental                                                   236                  2,518                2,754
     Insurance                                                          671                  4,373                5,044
     Interest                                                            --                 85,656               85,656
     Marketing                                                        1,800              1,512,687            1,514,487
     Office                                                           5,592                105,382              110,974
     Professional fees                                              103,275                245,974              349,249
     Rent                                                            10,383                 69,664               80,047
     Tax and licenses                                                 2,264                    891                3,155
     Travel and entertainment                                         4,190                 98,914              103,104
     Telecommunications                                               2,110                 27,413               29,523
                                                               ------------           ------------         ------------
           Total operating expenses                                 225,501              3,576,618            3,802,119
                                                               ------------           ------------         ------------

LOSS FROM OPERATIONS                                               (225,501)            (4,056,056)          (4,281,557)
                                                               ------------           ------------         ------------

OTHER INCOME
     Interest income                                                  3,165                 14,343               17,508
                                                               ------------           ------------         ------------

NET LOSS                                                       $   (222,336)          $ (4,041,713)        $ (4,264,049)
                                                               ============           ============         ============


    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
             From October 28, 1999 (Inception) to December 31, 1999
                       and Six Months Ended June 30, 2000

                                                                                                          Deficit
                                                                                                        Accumulated
                                          Preferred Stock    Common Stock     Additional                 During the
                                          ---------------  ----------------    Paid-In      Deferred    Development
                                           Shares  Amount   Shares   Amount    Capital    Compensation     Stage          Total
                                          -------- ------  --------- ------  -----------  ------------  -----------   -----------
Balance, October 28, 1999                       --     --         --     --           --            --           --            --
Common stock issued to founders                 --     --  3,420,000 $  855  $    14,145            --           --   $    15,000
Common stock granted for services               --     --    480,000    120        1,980  $     (2,100)          --            --
Amortization of deferred compensation           --     --         --     --           --           153           --           153
Preferred stock issued                     495,899 $   50         --     --    1,486,200            --           --     1,486,250
Net loss for period from October 28, 1999
  (Inception) to December 31, 1999              --     --         --     --           --            --  $  (222,336)     (222,336)
                                          -------- ------  --------- ------  -----------  ------------  -----------   -----------

     Balance at December 31, 1999          495,899 $   50  3,900,000 $  975  $ 1,502,325  $     (1,947) $  (222,336)  $ 1,279,067
                                          ======== ======  ========= ======  ===========  ============  ===========   ===========


Common stock granted for services
  (unaudited)                                   --     --    122,000     31          503          (534)          --            --
Amortization of deferred compensation
  (unaudited)                                   --     --         --     --           --           263           --           263
Net loss for period from January 1, 2000
  to June 30, 2000 (unaudited)                  --     --         --     --           --            --   (4,041,713)   (4,041,713)
                                          -------- ------  --------- ------  -----------  ------------  -----------   -----------

     Balance at June 30, 2000 (unaudited)  495,899 $   50  4,022,000 $1,006  $ 1,502,828  $     (2,218) $(4,264,049)  $(2,762,383)
                                          ======== ======  ========= ======  ===========  ============  ===========   ===========


    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
         Period from October 28, 1999 (Inception) to December 31, 1999,
                        Six months ended June 30, 2000,
       and Period from October 28, 1999 (Inception) through June 30, 2000

                                                                                                          (Unaudited)
                                                               Period from                                Period from
                                                             October 28, 1999         (Unaudited)       October 28, 1999
                                                               (Inception)             Six months         (Inception)
                                                                 through                 ended              through
                                                             December 31, 1999       June 30, 2000        June 30, 2000
                                                             -----------------       --------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                  $   (222,336)          $ (4,041,713)        $ (4,264,049)

     Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation/amortization                                     1,623                 56,714               58,337
        Compensatory common stock and stock
         options issued                                                 153                    263                  416
     Changes in assets and liabilities:
        Inventory                                                        --               (431,307)            (431,307)
        Prepaid expenses                                            (56,106)                26,156              (29,950)
        Intangible assets                                           (10,000)                    --              (10,000)
        Deposits                                                    (37,943)                    --              (37,943)
        Accounts payable                                             69,378                670,890              740,268
        Customer deposits                                                --                315,072              315,072
        Accrued expenses                                             43,612                 56,904              100,516
                                                               ------------           ------------         ------------
           Net cash used by operating activities                   (211,618)            (3,347,021)          (3,558,639)
                                                               ------------           ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of property and equipment                          (77,251)              (544,667)            (621,918)
                                                               ------------           ------------         ------------
           Net cash used by investing activities                    (77,251)              (544,667)            (621,918)
                                                               ------------           ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from notes payable                                      --              2,725,000            2,725,000
        Proceeds from the issuance of common stock                   15,000                     --               15,000
        Proceeds from the issuance of preferred stock             1,486,250                     --            1,486,250
                                                               ------------           ------------         ------------
           Net cash provided by financing activities              1,501,250              2,725,000            4,226,250
                                                               ------------           ------------         ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         1,212,381             (1,166,688)              45,692

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                          0              1,212,381                   --
                                                               ------------           ------------         ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $  1,212,381           $     45,692         $     45,692
                                                               ============           ============         ============





    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)


A.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         THE COMPANY

         SwapIt.com, Inc. (the "Company"), a Delaware corporation, was incorporated on October 28, 1999. SwapIt.com, Inc. is a development stage company which intends to create an electronic barter exchange marketplace on the Internet. The Company intends to make available for barter, music CDs, movies, and books, and plans to initially target their website to college students. The Company intends to generate revenue from its website through the following sources: transaction fees, advertising revenues, commissions on referrals, and direct sales.

         UNAUDITED INTERIM FINANCIAL INFORMATION

         The interim financial information as of June 30, 2000 and for the six months ended June 30, 2000 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that is insured by the Federal Deposit Insurance Company up to a maximum of $100,000 per account. At December 31, 1999, the Company had an uninsured cash balance of $1,111,704.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments, including cash and cash equivalents, prepaid expenses, intangible assets, and accounts payables, are carried at cost, which approximates fair value.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                           Computer equipment               3 years
                           Furniture and fixtures           7 years

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)



         INTANGIBLE ASSET

         Intangible asset is comprised of a web site domain name, which will be amortized over its estimated useful life of seven years.

         REVENUE RECOGNITION

         The Company recognizes revenues when earned or when services are performed.

         ADVERTISING AND MARKETING

         The cost of advertising and marketing is expensed as incurred. Advertising costs for the period from October 28, 1999 (Inception) to December 31, 1999 amounted to $1,800.

         START-UP COSTS

         In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

         INCOME TAXES

         The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

         DEFERRED COMPENSATION

         The Company has issued common stock to certain employees and consultants in exchange for future services. The Company has recorded the aggregate amount of the total fair market value of the stock issued as deferred compensation. The amounts recorded as deferred compensation are then amortized over the appropriate vesting period (generally four years).


         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATIONS

         Concentrations not disclosed elsewhere in the financial statements are as follows:

         The Company plans to generate income from various sources that utilizes the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)

B.       PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

         Computer equipment                                     $55,135
         Furniture and fixtures                                  22,116
                                                                -------
                                                                 77,251
         Less accumulated depreciation                           (1,385)
                                                                -------
                                                                $75,866
                                                                =======

         Depreciation expense for the period October 28, 1999 (Inception) through December 31, 1999 was $1,385.

C.       DEPOSITS

         The Company has a rental deposit of $37,943 related to its office lease.

D.       INCOME TAXES

         For Federal income tax purposes, start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is more likely than not that the deferred tax asset will not be utilized, management has established a reserve of approximately $40,000.

E.       COMMITMENTS AND CONTINGENCIES

         GOING CONCERN:

         Since October 28, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital. The Company is still in the process of developing its website.

         The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues and, at December 31, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

         LEASES:

         The Company currently leases its office facility under an operating lease signed on December 2, 1999.

         The lease has a term of five years, expiring on December 31, 2004. The monthly rental cost is approximately $12,700. Future minimum annual lease payments for the next five years are as follows:

                      2000                              $151,800
                      2001                              $151,800
                      2002                              $151,800
                      2003                              $151,800
                      2004                              $151,800

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)


F.       STOCKHOLDERS' EQUITY

         STOCK SPLIT:

         On January 14, 2000, the Company's Board of Directors approved a four-for-one (4:1) common stock split. The effective date of the split was January 20, 2000. All references in the financial statements to shares issued, shares outstanding, and related prices in the accompanying financial statements have been restated to reflect this stock split.

         SERIES A CONVERTIBLE PREFERRED STOCK:

         The Company's Articles of Incorporation, as amended, authorizes the issuance of 495,899 shares of "Series A Convertible Preferred Stock", $0.001 par value per share, of which 495,899 shares were outstanding as of December 31, 1999. The preferred shares are cumulative at an annual dividend rate of 8%. Holders of each share of "Series A Convertible Preferred Stock" are entitled to vote on all matters at stockholder's meetings. Holders of each share of the "Series A Convertible Preferred Stock" shall convert their shares to common stock at the earliest of: their own option or upon the first underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933. The conversion price varies as stated in the Amended and Restated Articles of Incorporation. The conversion price at December 31, 1999 was $0.769.

         The Company issued 132,941 shares of "Series A Convertible Preferred Stock" at $3.761 per share on November 23, 1999 for a total purchase price of $500,000. On December 20, 1999, at the conclusion of the first round offering, the Company issued an additional 29,649 shares of "Series A Convertible Preferred Stock" to an investor per their initial 10% fully diluted agreement. The additional issuance of stock changed the per share purchase price to $3.075.

         The Company issued 252,014 shares of "Series A Preferred Stock" at $3.075 per share on December 17, 1999 for a total purchase price of $775,000.

         The Company issued 81,295 shares of "Series A Preferred Stock" at $3.075 per share on December 20, 1999 for a total purchase price of $250,000.

         Cumulative preferred dividends at December 31, 1999 amounted to $7,145 or $0.014 per share.

         Cumulative preferred dividends at June 30, 2000 (unaudited) amounted to $67,978 or $0.045 per share.

         COMMON STOCK:

         The Company's Articles of Incorporation, as amended authorizes the issuance of 6,504,101 shares of Common Stock, $0.00025 par value per share, of which 3,900,000 were outstanding as of December 31, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

         The Company issued 3,420,000 shares of common stock at $0.0044 per share on November 12, 1999 to its founders for an aggregate purchase price of $15,000.

         The Company issued 480,000 shares of common stock at $0.0044 per share on November 12, 1999 to various employees and contractors in exchange for future services. The rights associated with the common stock shares (i.e. - voting, dividends, etc.) were subsequently assigned back to the Company. The common stock shares will revert back to each person based on a bi-annual-four-year vesting schedule. Upon termination of services, all unvested shares shall be forfeited to the Company. The fair market value of the stock, on the grant date, was valued at $0.0044 per share. The Company has treated the aggregate amount of $2,100 as deferred compensation (see NOTE A) with respect to the assignment of shares.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)

G.       STOCK OPTION PLAN

         The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and in the case of Incentive Stock Options, the amount will not be less than 100% of the fair market value on the date of grant. The Company has reserved 620,000 shares to be offered through the plan. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. Since the exercise price is based on estimated fair value, no compensation cost has been recognized.

         While the Company continues to apply APB Opinion No. 25, Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income (loss) as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed by SFAS No. 123. The Company estimates the fair value of stock options at the grant date by using the minimum value method with the following assumptions used for the grants in 1999: dividend yield of 0%; risk-free interest rate of 6.2%; and an expected life of 10 years for all plan options.

         Under the accounting provisions of SFAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                           1999
                          As reported                 $  (222,336)
                                                      ============
                          Pro forma                   $  (232,512)
                                                      ============

         The following summarizes information about the Company's stock options at December 31, 1999 and June 30, 2000 (unaudited):

         (a)  EMPLOYEE OPTIONS

         During the period from October 28, 1999 (Inception) to December 31, 1999 the Company granted options to employees. A summary of the status of the Company's stock options as of December 31, 1999 and June 30, 2000, and changes during the period is as follows:


                                                                                                     WEIGHTED-AVG
                                                                           SHARES                   EXERCISE PRICE
                                                                          --------                  --------------
          Outstanding at October 28, 1999                                        0                      $ 0.00
          Granted                                                           20,000                      $ 0.13
          Exercised                                                              0                      $ 0.00
          Forfeited                                                              0                      $ 0.00
                                                                          --------                      ------
          Outstanding at December 31, 1999                                  20,000                      $ 0.13
                                                                          ========                      ======

          Granted (unaudited)                                              151,450                      $ 0.13
          Exercised (unaudited)                                                  0                      $ 0.00
          Forfeited (unaudited)                                            (11,500)                     $ 0.13
                                                                          --------                      ------
          Outstanding at June 30, 2000 (unaudited)                         159,950                      $ 0.13
                                                                          ========                      ======

          Options exercisable at December 31, 1999                               0                      $    0
                                                                          ========                      ======
          Options exercisable at June 30, 2000 (unaudited)                       0                      $    0
                                                                          ========                      ======


                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)


         (b)  NON-EMPLOYEE OPTIONS

         During the period from October 28, 1999 (Inception) to December 31, 1999 the Company granted options to certain non-employees. A summary of the status of the Company's stock options as of December 31, 1999 and June 30, 2000, and changes during the period is as follows:

                                                                                                     WEIGHTED-AVG
                                                                           SHARES                   EXERCISE PRICE
                                                                          --------                  --------------
          Outstanding at October 28, 1999                                        0                      $ 0.00
          Granted                                                          169,600                      $ 0.13
          Exercised                                                              0                      $ 0.00
          Forfeited                                                              0                      $ 0.00
                                                                          --------                      ------
          Outstanding at December 31, 1999                                 169,600                      $ 0.13
                                                                          ========                      ======

          Granted (unaudited)                                               20,000                      $ 0.39
          Exercised (unaudited)                                                  0                      $ 0.00
          Forfeited (unaudited)                                                  0                      $ 0.00
                                                                          --------                      ------
          Outstanding at June 30, 2000 (unaudited)                         189,600                      $ 0.15
                                                                          ========                      ======

          Options exercisable at December 31, 1999                         169,600                      $ 0.13
                                                                          ========                      ======

          Options exercisable at June 30, 2000 (unaudited)                 189,600                      $ 0.15
                                                                          ========                      ======


          Stock Options during the period from October 28, 1999 (Inception) to December 31, 1999; and June 30, 2000 (unaudited) are summarized as follows:

                                                                                                     WEIGHTED-AVG
                                                                           SHARES                   EXERCISE PRICE
                                                                          --------                  --------------
          Outstanding at October 28, 1999                                        0                      $ 0.00
          Granted                                                          189,600                      $ 0.13
          Exercised                                                              0                      $ 0.00
          Forfeited                                                              0                      $ 0.00
                                                                          --------                      ------
          Outstanding at December 31, 1999                                 189,600                      $ 0.13
                                                                          ========                      ======

          Granted (unaudited)                                              171,450                      $ 0.16
          Exercised (unaudited)                                                  0                      $ 0.00
          Forfeited (unaudited)                                            (11,500)                     $ 0.13
                                                                          --------                      ------
          Outstanding at June 30, 2000 (unaudited)                         349,550                      $ 0.14
                                                                          ========                      ======

          Options exercisable at December 31, 1999                         169,600                      $ 0.13
                                                                          ========                      ======
          Options exercisable at June 30, 2000 (unaudited)                 189,600                      $ 0.15
                                                                          ========                      ======

                 FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(B)

                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


BASIS OF PRESENTATION

On August 23, 2000, Stonepath Group acquired an additional equity interest in SwapIt.com, Inc. for total consideration of $4,233,945, consisting of $300,000 cash and cancellation of outstanding promissory notes in the principal amount of $3,800,000 plus accrued interest of $133,945.

The following unaudited pro forma balance sheet at June 30, 2000 presents our acquisition of additional equity interests in SwapIt as if it had occurred on June 30, 2000. The unaudited pro forma statement of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 presents our acquisition of additional equity interests in SwapIt as if it had occurred on January 1, 1999 and excludes the historical effect of discontinued operations. The detailed assumptions used to prepare the unaudited pro forma financial information are contained herein. The unaudited pro forma financial information reflects the use of the purchase method of accounting for the acquisition, which for purposes of this presentation, encompasses the purchase of an equity interest in a business accounted for by the equity method.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transactions been consummated at the dates mentioned above or which may be reported in the future. This unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of Stonepath Group and SwapIt.com and should be read in conjunction with those statements and the related notes.

                     STONEPATH GROUP, INC. and SUBSIDIARIES
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 June 30, 2000

                                                                                          Pro Forma                    Pro Forma
                                         Assets                   Historical             Adjustments                    Balance
                                                               --------------------------------------------------------------------
                                                                                   Increases        Decreases
Current assets:
     Cash and cash equivalents                                   $ 38,674,084    $         --          (300,000)(a)   $ 38,374,084
     Available-for-sale securities                                    406,728              --            --                406,728
     Interest receivable                                               99,785              --           (85,625)(a)         14,160
     Loans receivable                                                 170,645              --            --                170,645
     Prepaid expenses and other current assets                        131,625              --            --                131,625
                                                                 ------------     -----------      ------------        -----------

                 Total current assets                              39,482,867              --            --             39,097,242

Ownership interests in and advances to Affiliate Companies         14,583,040       4,185,625 (a)    (3,800,000)(a)     14,968,665
Goodwill, net                                                       2,611,647              --            --              2,611,647
Furniture and equipment, net                                          183,607              --            --                183,607
Other assets                                                          128,923              --            --                128,923
                                                                 ------------     -----------      ------------        -----------
                                                                 $ 56,990,084     $ 4,185,625      $ (4,185,625)      $ 56,990,084
                                                                 ============     ===========      ============       ============

                     Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                       $    281,576     $        --                --       $    281,576
     Net liabilities of discontinued operations                     1,014,526              --                --          1,014,526
                                                                 ------------     -----------      ------------        -----------
                 Total current liabilities                          1,296,102              --                --          1,296,102
                                                                 ------------     -----------      ------------        -----------

Accrued preferred stock dividend, Series C                          1,295,834              --                --          1,295,834
                                                                 ------------     -----------      ------------        -----------
                                                                    1,295,834              --                --          1,295,834
                                                                 ------------     -----------      ------------        -----------
Stockholders' equity:
     Convertible preferred stock, Series C                              4,167              --                --              4,167
     Common stock, Net Value Inc.                                       1,098              --                --              1,098
     Common stock, Stonepath Group                                     19,411              --                --             19,411
     Additional paid-in capital                                   214,442,605              --                --        214,442,605
     Deferred compensation                                       (140,062,076)             --                --       (140,062,076)
     Accumulated deficit                                          (19,840,561)             --                --        (19,840,561)
     Net unrealized gains on available-for-sale securities            161,651              --                --            161,651
     Treasury stock, Net Value Inc.                                   (17,500)             --                --            (17,500)
     Treasury stock, at cost                                         (310,647)             --                --           (310,647)
                                                                 ------------     -----------      ------------        -----------
                Total stockholders' equity                         54,398,148              --                --         54,398,148
                                                                 ------------     -----------      ------------        -----------
                                                                 $ 56,990,084     $        --      $         --       $ 56,990,084
                                                                 ============     ===========      ============       ============

                           Pro Forma Adjustment Legend

(a)  Amounts represent the consideration paid to acquire our additional equity interest in SwapIt.


     Consideration paid:
     -------------------
        Cash Paid                                                           $   300,000
        Interest accrued prior to June 30, 2000 on notes to SwapIt               85,625
        Cancellation of loans to SwapIt                                       3,800,000
                                                                            -----------
                                                                              4,185,625
        Interest accrued subsequent to June 30, 2000 on notes to SwapIt          48,320
                                                                            -----------
                                                                            $ 4,233,945
                                                                            ===========

                     STONEPATH GROUP, INC. and SUBSIDIARIES
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Six months ended June 30, 2000


                                                                                              Pro Forma               Pro Forma
                                                                            Historical       Adjustments               Balance
                                                                           -----------      -------------             ----------
Revenue                                                                    $        --        $       --             $        --

Operating expenses:
     Stock-based compensation                                               13,366,749                --              13,366,749
     General and administrative                                              4,417,203                --               4,417,203
                                                                           -----------        ----------             -----------

                 Total operating expenses                                   17,783,952                --              17,783,952

Interest income                                                                915,946                --                 915,946
Interest expense                                                                84,627                --                  84,627
Other losses                                                                   957,101                --                 957,101
                                                                           -----------        ----------             -----------
                 Loss before equity in losses of Affiliate Companies        17,909,734                --              17,909,734

Equity in losses of Affiliate Companies                                      2,665,756         1,769,151 (a)           4,434,907
                                                                           -----------        ----------             -----------
                 Net loss from continuing operations                        20,575,490         1,769,151              22,344,641
                                                                           -----------        ----------             -----------

Preferred stock dividends                                                   44,012,625                --              44,012,625
                                                                           -----------        ----------             -----------
Net loss to common shareholders                                            $64,588,115        $1,769,151             $66,357,266
                                                                           ===========        ==========             ===========

Basic and diluted net loss per common share - continuing operations        $     (3.91)                              $     (3.91)
                                                                           ===========                               ===========

Shares used in per share calculation                                        16,521,162                                16,521,162
                                                                           ===========                               ===========



                           Pro Forma Adjustment Legend

(a) Amount represents adjustment to Equity in losses of Affiliate Companies as follows:

           Our proportionate share of SwapIt's net loss                    $ 1,065,653
           Amortization of the excess investment cost over our
             equity in SwapIt's net assets                                     703,498
                                                                           -----------
                                                                           $ 1,769,151
                                                                           ===========

                       STONEPATH GROUP, INC. and SUBSIDIARIES
         Unaudited Pro Forma Condensed Consolidated Statement of Operations
                            Year ended December 31, 1999


                                                                                            Pro Forma                 Pro Forma
                                                                            Historical     Adjustments                 Balance
                                                                           -----------     -----------                ----------
Revenue                                                                    $        --        $       --            $         --

Operating expenses:
      Stock-based compensation                                             $ 7,320,695                --               7,320,695
      General and administrative                                             3,719,497                --               3,719,497
                                                                           -----------        ----------             -----------

                     Total operating expenses                               11,040,192                --              11,040,192

Interest income                                                                 60,526                --                  60,526
Interest expense                                                            12,380,157                --              12,380,157
Financing fees                                                                 523,601                --                 523,601
                                                                           -----------        ----------             -----------

                     Loss before equity in losses of Affiliate Companies    23,883,424                --              23,883,424

Equity in losses of Affiliate Companies                                         79,559         1,514,919 (a)           1,594,478
                                                                           -----------        ----------             -----------
                     Net loss from continuing operations                    23,962,983         1,514,919              25,477,902
                                                                           -----------        ----------             -----------
Preferred stock dividends                                                    6,605,261                --               6,605,261
                                                                           -----------        ----------             -----------
Net loss to common shareholders from continuing operations                 $30,568,244        $1,514,919             $32,083,163
                                                                           ===========        ==========             ===========

Loss per common share from continuing operations                           $     (2.90)                              $     (3.04)
                                                                           ===========                               ===========

Shares used in per share calculation                                        10,557,953                                10,557,953
                                                                           ===========                               ===========


                           Pro Forma Adjustment Legend

(a) Amount represents adjustment to Equity in losses of Affiliate Companies as follows:

          Our proportionate share of SwapIt's net loss                     $   107,921
          Amortization of the excess investment cost over our
            equity in SwapIt's net assets                                    1,406,998
                                                                           -----------
                                                                           $ 1,514,919
                                                                           ===========

                                       17